EXHIBIT 23.1
CONSENT
OF
INDEPENDENT
REGISTERED
PUBLIC
ACCOUNTING
FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 12, 2019 with respect to the audited consolidated financial statements of Nascent Biotech, Inc. for the years ended March 31, 2019 and 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. v

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 10, 2020